Exhibit 99.1

Paycom Software, Inc. Reports Second Quarter 2021 Results

Second Quarter Revenues of $242.1 million, up 33.3% from the comparable prior year period

Second Quarter GAAP Net Income of $52.3 million, representing 21.6% of total revenues, or $0.90 per diluted share

Second Quarter Non-GAAP Net Income of $56.5 million, or $0.97 per diluted share

Second Quarter Adjusted EBITDA of $87.0 million, representing 35.9% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2021.

“The fundamentals of our business continue to strengthen, as demonstrated by our very strong second quarter results,” said Paycom’s founder and CEO, Chad Richison. “The only way businesses win with Human Capital Management solutions is for the employees to have a direct relationship with their data. With Beti™, employees can now do their own payroll. This is the way it should have always been done and now with Paycom, the technology exists to do it.”

Financial Highlights for the Second Quarter of 2021

Total Revenues of $242.1 million represented a 33.3% increase compared to total revenues of $181.6 million in the same period last year. Recurring revenues of $237.6 million increased 33.5% from the comparable prior year period, and constituted 98.1% of total revenues.

GAAP Net Income was $52.3 million, or $0.90 per diluted share, compared to GAAP net income of $28.6 million, or $0.49 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $56.5 million, or $0.97 per diluted share, compared to $35.9 million, or $0.62 per diluted share, in the same period last year.

Adjusted EBITDA1 was $87.0 million, compared to $61.2 million in the same period last year.

Cash and Cash Equivalents were $202.4 million as of June 30, 2021, compared to $151.7 million as of December 31, 2020.

Total Debt, Net was $30.0 million as of June 30, 2021, compared to $30.9 million as of December 31, 2020.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending September 30, 2021 and the year ending December 31, 2021:

Quarter Ending September 30, 2021:

Total Revenues in the range of $249 million to $251 million.

Adjusted EBITDA in the range of $87 million to $89 million.

Year Ending December 31, 2021:

Total Revenues in the range of $1.036 billion to $1.038 billion.

Adjusted EBITDA in the range of $410 million to $412 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, are not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin and the forward-looking adjusted gross margin range to gross margin are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth plus adjusted EBITDA margin for 2021, or the “Rule of 60.” Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 60” to a comparable GAAP measure without unreasonable effort.

Impact of the COVID-19 Pandemic

During the second quarter of 2021, we maintained the work-from-home arrangements implemented in March 2020 for the safety of our employees, while simultaneously ensuring our clients continued to receive the same level of service they have come to expect from our dedicated, one-on-one customer service model. As of June 30, 2021, 90% of our employees were working remotely. We have started transitioning certain employees to safely return to our offices and permitting a limited amount of business travel, and will continue to actively monitor the situation. We may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees and clients. Business continuity and safety will continue to guide our return-to-office plans. Although we currently have some insight with respect to the shorter-term effects of the COVID-19 pandemic to date, it is not possible at this time to estimate the full impact that the crisis could continue to have on our business and results of operations.

•

The COVID-19 pandemic has resulted in, and may continue to result in, headcount fluctuations across our client base. Because we charge our clients on a per-employee basis for certain services we provide, headcount fluctuations at our clients impacts our recurring revenue. The negative effects on our client revenue of lower headcount resulting from the pandemic were more than offset by headcount additions from new clients and modestly improved headcount levels at existing clients throughout the second quarter of 2021. We expect that our recurring revenue in future periods will continue to be impacted by such headcount fluctuations.

•

Despite growth in the number of clients in our base and growth in our average funds held for clients balance, significantly lower average interest rates during the first six months of 2021 as compared to the majority of the first six months of 2020 had a negative effect on interest earned on funds held for clients and, consequently, recurring revenue growth in the three and six months ended June 30, 2021.

•

Our solution allows clients to seamlessly manage and communicate with their remote workforces. In the current work-from-home environment, our clients are recognizing the benefits of our focus on employee usage, as well as the strengths and advantages of our single database solution.

•

Our sales force continues to conduct all meetings with current and prospective clients virtually. The shift from in-person to video conference and teleconference sales meetings represents a unique opportunity to meet virtually with a greater number of client prospects in a given day than through in-person meetings.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs and “Rule of 60”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense,
(iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues and (viii) “Rule of 60” as revenue growth (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)). The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, August 3, 2021, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 233-4461 (domestic) or (647) 689-4140 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) until August 10, 2021. The replay passcode is 2074565.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to relocate our Texas operations facility within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to our new Texas operations facility and research and development; the expected impact on our consolidated financial statements of new accounting pronouncements; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology.  These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$202,362	$151,710
Accounts receivable	19,905	9,130
Prepaid expenses	32,284	17,854
Inventory	882	1,151
Income tax receivable	7,997	10,447
Deferred contract costs	67,720	60,819
Current assets before funds held for clients	331,150	251,111
Funds held for clients	2,025,372	1,613,494
Total current assets	2,356,522	1,864,605
Property and equipment, net	320,997	285,218
Intangible assets, net	60,087	319
Goodwill	51,889	51,889
Long-term deferred contract costs	410,700	371,357
Other assets	32,892	34,524
Total assets	$3,233,087	$2,607,912
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,220	$6,787
Accrued commissions and bonuses	9,918	13,703
Accrued payroll and vacation	28,640	24,529
Deferred revenue	14,946	13,567
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	55,337	44,175
Current liabilities before client funds obligation	119,836	104,536
Client funds obligation	2,025,372	1,613,494
Total current liabilities	2,145,208	1,718,030
Deferred income tax liabilities, net	119,083	112,598
Long-term deferred revenue	77,512	73,259
Net long-term debt, less current portion	28,250	29,119
Other long-term liabilities	70,778	19,263
Total long-term liabilities	295,623	234,239
Total liabilities	2,440,831	1,952,269
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,135 and 61,861 shares issued at June 30, 2021 and December 31, 2020, respectively; 57,918 and 57,739 shares outstanding at June 30, 2021 and December 31, 2020, respectively)	621	618
Additional paid-in capital	409,979	357,908
Retained earnings	836,513	719,619
Treasury stock, at cost (4,217 and 4,122 shares at June 30, 2021 and December 31, 2020, respectively)	(454,857)	(422,502)
Total stockholders’ equity	792,256	655,643
Total liabilities and stockholders’ equity	$3,233,087	$2,607,912

Paycom Software, Inc.
Unaudited Consolidated Statements of Income
(in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Recurring	$237,585	$177,950	$505,359	$416,445
Implementation and other	4,561	3,637	8,985	7,510
Total revenues	242,146	181,587	514,344	423,955
Cost of revenues
Operating expenses	28,773	23,257	57,846	47,373
Depreciation and amortization	7,637	6,301	14,837	12,231
Total cost of revenues	36,410	29,558	72,683	59,604
Administrative expenses
Sales and marketing	67,979	56,064	130,740	111,082
Research and development	28,224	21,778	52,935	43,399
General and administrative	54,063	40,837	100,254	80,971
Depreciation and amortization	8,380	6,774	16,096	13,059
Total administrative expenses	158,646	125,453	300,025	248,511
Total operating expenses	195,056	155,011	372,708	308,115
Operating income	47,090	26,576	141,636	115,840
Interest expense	—	(3)	—	(19)
Other income (expense), net	146	162	775	(768)
Income before income taxes	47,236	26,735	142,411	115,053
Provision (benefit) for income taxes	(5,042)	(1,854)	25,517	23,449
Net income	$52,278	$28,589	$116,894	$91,604
Earnings per share, basic	$0.90	$0.50	$2.02	$1.59
Earnings per share, diluted	$0.90	$0.49	$2.01	$1.57
Weighted average shares outstanding:
Basic	57,853	57,568	57,797	57,611
Diluted	58,092	58,237	58,135	58,363

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$116,894	$91,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,933	25,290
Accretion of discount on available-for-sale securities	(183)	(974)
Non-cash marketing expense	157	—
Loss on disposition of property and equipment	132	—
Amortization of debt issuance costs	18	19
Stock-based compensation expense	47,373	37,029
Cash paid for derivative settlement	(418)	(233)
(Gain)/loss on derivative	(287)	1,939
Deferred income taxes, net	6,485	7,319
Changes in operating assets and liabilities:
Accounts receivable	(10,775)	3
Prepaid expenses	(14,430)	(11,426)
Inventory	80	(433)
Other assets	1,631	(1,113)
Deferred contract costs	(44,893)	(40,488)
Accounts payable	2,267	(1,017)
Income taxes, net	2,450	(304)
Accrued commissions and bonuses	(3,785)	(5,804)
Accrued payroll and vacation	4,111	4,079
Deferred revenue	5,632	4,643
Accrued expenses and other current liabilities	3,051	(2,621)
Net cash provided by operating activities	146,443	107,512
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(142,051)	(207,878)
Proceeds from maturities of short-term investments from funds held for clients	155,000	70,343
Purchases of property and equipment	(62,732)	(52,458)
Net cash used in investing activities	(49,783)	(189,993)
Cash flows from financing activities
Repurchases of common stock	—	(52,040)
Withholding taxes paid related to net share settlements	(32,355)	(23,249)
Payments on long-term debt	(888)	(888)
Net change in client funds obligation	411,878	(629,243)
Net cash provided by (used in) financing activities	378,635	(705,420)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	475,295	(787,901)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,585,275	1,641,854
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,060,570	$853,953

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows, continued
(in thousands)
	Six Months Ended June 30,
	2021	2020
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$202,362	$113,518
Restricted cash included in funds held for clients	1,858,208	740,435
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,060,570	$853,953

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$7,131	$4,832
Stock-based compensation for capitalized software	$3,351	$3,718
Right of use assets obtained in exchange for operating lease liabilities	$1,572	$5,124

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income to adjusted EBITDA:
Net income	$52,278	$28,589	$116,894	$91,604
Interest expense	—	3	—	19
Provision (benefit) for income taxes	(5,042)	(1,854)	25,517	23,449
Depreciation and amortization	16,017	13,075	30,933	25,290
EBITDA	63,253	39,813	173,344	140,362
Non-cash stock-based compensation expense	23,792	21,218	47,373	37,029
Change in fair value of interest rate swap	(49)	131	(705)	1,706
Adjusted EBITDA	$86,996	$61,162	$220,012	$179,097
Net income margin	21.6%	15.7%	22.7%	21.6%
Adjusted EBITDA margin	35.9%	33.7%	42.8%	42.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income to non-GAAP net income:
Net income	$52,278	$28,589	$116,894	$91,604
Non-cash stock-based compensation expense	23,792	21,218	47,373	37,029
Change in fair value of interest rate swap	(49)	131	(705)	1,706
Income tax effect on non-GAAP adjustments	(19,539)	(13,997)	(21,172)	(16,470)
Non-GAAP net income	$56,482	$35,941	$142,390	$113,869

Weighted average shares outstanding:
Basic	57,853	57,568	57,797	57,611
Diluted	58,092	58,237	58,135	58,363

Earnings per share, basic	$0.90	$0.50	$2.02	$1.59
Earnings per share, diluted	$0.90	$0.49	$2.01	$1.57
Non-GAAP net income per share, basic	$0.98	$0.62	$2.46	$1.98
Non-GAAP net income per share, diluted	$0.97	$0.62	$2.45	$1.95

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.90	$0.50	$2.02	$1.59
Non-cash stock-based compensation expense	0.41	0.37	0.82	0.64
Change in fair value of interest rate swap	—	—	(0.01)	0.03
Income tax effect on non-GAAP adjustments	(0.33)	(0.25)	(0.37)	(0.28)
Non-GAAP net income per share, basic	$0.98	$0.62	$2.46	$1.98

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.90	$0.49	$2.01	$1.57
Non-cash stock-based compensation expense	0.41	0.36	0.81	0.63
Change in fair value of interest rate swap	—	—	(0.01)	0.03
Income tax effect on non-GAAP adjustments	(0.34)	(0.23)	(0.36)	(0.28)
Non-GAAP net income per share, diluted	$0.97	$0.62	$2.45	$1.95

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted gross profit:
Total revenues	$242,146	$181,587	$514,344	$423,955
Less: Total cost of revenues	(36,410)	(29,558)	(72,683)	(59,604)
Total gross profit	205,736	152,029	441,661	364,351
Plus: Non-cash stock-based compensation expense	1,130	1,733	2,125	2,931
Total adjusted gross profit	$206,866	$153,762	$443,786	$367,282
Gross margin	85.0%	83.7%	85.9%	85.9%
Adjusted gross margin	85.4%	84.7%	86.3%	86.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted sales and marketing expenses:
Sales and marketing expenses	$67,979	$56,064	$130,740	$111,082
Less: Non-cash stock-based compensation expense	(3,639)	(3,801)	(7,150)	(6,966)
Adjusted sales and marketing expenses	$64,340	$52,263	$123,590	$104,116

Total revenues	$242,146	$181,587	$514,344	$423,955
Sales and marketing expenses as a % of revenues	28.1%	30.9%	25.4%	26.2%
Adjusted sales and marketing expenses as a % of revenues	26.6%	28.8%	24.0%	24.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted total administrative expenses:
Total administrative expenses	$158,646	$125,453	$300,025	$248,511
Less: Non-cash stock-based compensation expense	(22,662)	(19,485)	(45,248)	(34,098)
Adjusted total administrative expenses	$135,984	$105,968	$254,777	$214,413

Total revenues	$242,146	$181,587	$514,344	$423,955
Total administrative expenses as a % of revenues	65.6%	69.1%	58.3%	58.6%
Adjusted total administrative expenses as a % of revenues	56.2%	58.4%	49.5%	50.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted research and development expenses:
Research and development expenses	$28,224	$21,778	$52,935	$43,399
Less: Non-cash stock-based compensation expense	(2,000)	(2,984)	(3,567)	(5,155)
Adjusted research and development expenses	$26,224	$18,794	$49,368	$38,244

Total revenues	$242,146	$181,587	$514,344	$423,955
Research and development expenses as a % of revenues	11.7%	12.0%	10.3%	10.2%
Adjusted research and development expenses as a % of revenues	10.8%	10.3%	9.6%	9.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total research and development costs:
Capitalized research and development costs	$13,708	$10,975	$26,003	$20,721
Research and development expenses	28,224	21,778	52,935	43,399
Total research and development costs	$41,932	$32,753	$78,938	$64,120

Total revenues	$242,146	$181,587	$514,344	$423,955
Total research and development costs as a % of revenues	17.3%	18.0%	15.3%	15.1%

Adjusted total research and development costs:
Total research and development costs	$41,932	$32,753	$78,938	$64,120
Less: Capitalized non-cash stock-based compensation	(1,895)	(2,117)	(3,351)	(3,718)
Less: Non-cash stock-based compensation expense	(2,000)	(2,984)	(3,567)	(5,155)
Adjusted total research and development costs	$38,037	$27,652	$72,020	$55,247

Total revenues	$242,146	$181,587	$514,344	$423,955
Adjusted total research and development costs as a % of revenues	15.7%	15.2%	14.0%	13.0%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Non-cash stock-based compensation expense:
Operating expenses	$1,130	$1,733	$2,125	$2,931
Sales and marketing	3,639	3,801	7,150	6,966
Research and development	2,000	2,984	3,567	5,155
General and administrative	17,023	12,700	34,531	21,977
Total non-cash stock-based compensation expense	$23,792	$21,218	$47,373	$37,029

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.